UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2008

Date of Report

(Date of earliest event reported)

TECHNOLOGY RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

FLORIDA	59-3364116
(State or other jurisdiction of	(I.R.S. Tax. I.D. No.)
incorporation or organization)

77-6360 Halawai Place Kailua Kona, HI, 96740
(Address of Principal Executive Offices)

(808) 329-4809
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

As approved by the Registrant’s Board of Directors on October 15, 2008, the accounting firm of Hawkins Accounting (“Hawkins”) was engaged to take over the audit responsibilities from Randall N. Drake CPA, PA (“Drake”) and Drake was dismissed on that same date.

Drake had served as the Registrant’s independent auditor since the Company’s inception. The audit reports of Drake for the last two years on the financial statements of Technology Resources, Inc. did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles.

Since the engagement of Drake, the Registrant (or someone on its behalf) has not consulted with Hawkins, or any other auditor, regarding any accounting or audit concerns, to include, but not by way of limitation, those stated in Item 304 of Regulation S-K.

During the period that Drake served as the Registrant’s independent auditor and through the date of dismissal, the Registrant has not had any disagreements with Drake, whether resolved or not resolved, on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to said accountants' satisfaction, would have caused it to make reference to the subject matter of the disagreements(s) in connection with its report.  Additionally, there have been no reportable events within the meaning set forth in Item 304 of Regulation S-K.

Registrant has provided Drake with a copy of this Current Report on Form 8-K before it was filed and requested that Drake furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Drake’s letter dated October 16, 2008 is filed as Exhibit 16 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit

Number

Description

Exhibit 16.1.

Letter to the Registrant from Randall N. Drake CPA, PA dated October 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 16, 2008

TECHNOLOGY RESOURCES, INC.

/s/ Cliff Walters

By: Cliff Walters

Its: Chief Executive Officer and Director